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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report                                     August 17, 1998
(Date of earliest event reported)





                   KIMBALL INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)





                          INDIANA
      (State or other jurisdiction of incorporation)

        0-3279                            35-0514506
(Commission File Number)     (IRS Employee Identification Number)

   1600 Royal Street, Jasper, Indiana               47549-1001
(Address of principal executive offices)            (Zip Code)


Registrants telephone number, including area code: (812) 482-1600


                         Not Applicable
(Former name or former address, if changed since last report)



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ITEM 5.  Other Events

The Registrant issued the following press release on August 17, 1998:

JASPER, IN. (August 17, 1998) -- Kimball International, Inc. (NASDAQ: KBALB), today announced the signing of a definitive agreement to acquire the assets of Transwall, Inc. of West Chester, Pennsylvania. Transwall, founded in 1956, is a privately held manufacturer of stackable panel systems under the brand name of "Reasons" and the "Corporate Wall" brand of floor-to-ceilings products. The closing of the transaction is expected within 30 to 45 days.

The addition of these products to the already extensive line of seating and office systems offered by the Kimball Office Group will allow Kimball's customers more options to choose from to fulfill their needs.

"We are very pleased with the addition of Transwall to our Kimball family of brand names. This acquisition is an ideal way to help support and expand the Kimball Office Group customer and dealer base," stated Kimball President Jim Thyen. "We see both the floor-to-ceiling and stackable panel products as major growth areas for the contract furniture industry."

According to Thyen, a key factor in Kimball's decision to acquire Transwall was the cultural similarities between the two companies. Transwall will continue to operate under their current management structure as an independent entity of Kimball International.

"As with all divisions under the Kimball umbrella of companies, we expect Transwall to help grow our economic profit for our share owners by providing alternative solutions for customer satisfaction in office environments. We are very pleased with the addition of Transwall and will continue to look for other opportunities to improve our long-term growth for our Share Owners," said Thyen.

Certain statements contained within this document are forward looking statements under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as the successful closing of the proposed acquisition of Transwall, Inc., fluctuations in market demands and general economic conditions.

Kimball International, Inc., founded in 1950, produces a wide variety of consumer durable goods including office, residential, hospitality and healthcare furniture sold under the Company's family of brand names. Kimball also manufactures products for other companies such as electronic contract assemblies, television cabinets and audio speaker systems on an original
equipment manufacturer basis.   Kimball also produces plywood, veneer, and
other wood components for use in our own products as well as for other companies.

To learn more about Kimball International, Inc., we invite you to visit our web site on the Internet at www.kimball.com.








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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kimball International, Inc.



                                  By:  Robert F. Schneider
                                       ROBERT F. SCHNEIDER
                                       Executive Vice President,
                                       Chief Financial Officer,
                                       Assistant Treasurer


Date: August 17, 1998